                                                                   EXHIBIT 10.12

                   AMENDED AND RESTATED MANAGEMENT AGREEMENT

     This Amended and Restated Management Agreement (this "Agreement") is entered into as of the 26th day of February 1997 by and among Iron Age Corporation, a Delaware corporation (the "Company"), Iron Age Holdings Corporation, a Delaware corporation, ("Holdings") and Fenway Partners, Inc., a Delaware corporation ("Fenway").

          WHEREAS, IAH Acquisition Corp., a company formed by Fenway ("IAH Acquisition Corp.,") acquired all of the outstanding capital stock of Iron Age Holdings Corporation ("Old Iron Age Holdings") (such transactions being referred to herein as the "Acquisition"), all on the terms and subject to the conditions of that certain Stock Purchase Agreement dated as of December 26, 1996 among IAH Acquisition Corp., Old Iron Age Holdings, the stockholders of Old Iron Age Holdings and certain of their respective affiliates;

          WHEREAS, IAH Acquisition Corp. was a wholly-owned subsidiary of IA Holdings Corp., a Delaware corporation;

          WHEREAS, Fenway provided advisory and other services to IAH Acquisition Corp. in connection with the Acquisition and the senior secured financing (the "Senior Financing") that was provided for the Acquisition pursuant to a credit agreement dated February 26, 1997 by Banque Nationale de Paris, as agent and initial issuing bank and the lending institutions from time to time party thereto;

          WHEREAS, (i) immediately after the consummation of the Acquisition, IAH Acquisition Corp. merged with and into Old Iron Age Holdings, (ii) immediately after such merger, Old Iron Age Holdings, as successor by merger, merged with and into the Company, (iii) the Company executed an assumption agreement confirming its assumption of, among other things, all obligations of IAH Acquisition Corp. hereunder and (iv) IA Holdings Corp. changed its name to "Iron Age Holdings Corporation";

          WHEREAS, pursuant to the Assumption Agreement dated as of February 26, 1997, the Company became successor by merger to IAH Acquisition Corp.; and

          WHEREAS, subject to the terms and conditions of this Agreement, the Company and Holdings desire that Fenway provide certain management and advisory services to the Company and Holdings, and Fenway desires to provide such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   SERVICES; PAYMENT OF FEES.

          a. Fenway hereby agrees that, during the term of this Agreement (the "Term"), it will:

               (i) provide the Company and Holdings with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company and Holdings with senior secured financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company and Holdings; and

               (ii) provide the Company and Holdings with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

                    (1)  advice with respect to the investment of funds; and

                    (2) advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and Holdings.

          b. The Company and Holdings hereby agree that, during the Term, the Company and Holdings will pay to Fenway (or its designee) management fees in the aggregate as follows (subject to adjustment as provided below): (i) for the current fiscal year, two hundred fifty thousand dollars ($250,000); (ii) for next fiscal year, two hundred fifty thousand dollars ($250,000), (iii) for the next succeeding fiscal year, two hundred seventy-five thousand dollars ($275,000), (iv) for the next succeeding fiscal year, three hundred thousand dollars ($300,000) and (v) thereafter for the Term of this Agreement, for each subsequent fiscal year, an amount equal to 1/4 of 1% of net sales for the immediately preceding fiscal year or such other amount (or formula) as may be mutually agreed between the Company, Holdings and Fenway, in each case in exchange for the services provided to the Company and Holdings by Fenway, as more fully described in
               Section 1.a of this Agreement, such fees being payable by the Company and Holdings quarterly in advance, the first such payment having been made at or promptly after the closing of the Acquisition.

          c. The Company and Holdings hereby agree that, during the Term, the Company and Holdings will allow Fenway to participate in the negotiation and consummation of senior financing for any acquisition transactions by the Company, Holdings or any of their direct or indirect subsidiaries, and will pay to Fenway (or an affiliate of Fenway designated by it) such customary fee as may be charged therefor by Fenway in connection therewith; provided, however, that in each case such fee shall not exceed the greater of (i) $1,000,000 or (ii) one and one-half percent (1-1/2%) of the aggregate transaction value (including liabilities assumed); and provided further that such fee shall be due and payable for the foregoing services at the closing of such transaction, whether or not any such senior financing is actually committed or drawn upon.

          d. The Company and Holdings hereby agree that, in the event of an acquisition of another business (whether by stock or asset purchase, merger or otherwise) wherein the acquired entity or business has an enterprise value in excess of $50,000,000, the Company and Holdings thereafter will pay to Fenway such increase to the management fees payable pursuant to Section 1.b above as is mutually agreed by the Company, Holdings and Fenway (it being agreed that the amount of any such increase will be negotiated in good faith between the Company, Holdings and Fenway).

          e. The Company hereby agrees to pay to Fenway (or its designee) a fee in the amount of two million, seventy thousand dollars ($2,070,000) in connection with the structuring of the Acquisition and the Senior Financing, together with reimbursement of Fenway's expenses incurred on behalf of the Company through the Closing Date in connection with the Acquisition, such fees and expenses being payable by the Company at the closing of the Acquisition or, if the Acquisition is not consummated, promptly after the time the Company has abandoned the Acquisition.

          f. Notwithstanding the foregoing provisions of this Section 1, the Company and Holdings shall not make any payment to Fenway under
               Section 1.b or 1.d if at the time of such payment:

               (i) any Default or Event of Default (each as defined in any Indenture) has occurred and is continuing or would result therefrom; or

               (ii) the Consolidated Coverage Ratio (as defined in any
                    Indenture) does not exceed 1.5 to 1.0;

               provided, however, that any such payment which is not made pursuant to this Section 1.f shall accrue until, and shall be payable at, such time as the conditions in clauses (i) and (ii) above have been satisfied. For purposes of this Agreement, the term "Indenture" means the indenture pursuant to which the Company has issued or may issue subordinated debt in aggregate principal amount of $100 million or Holdings has issued or may issue discount notes with gross proceeds of $25 million in a Rule 144A transaction or registered offering.

          g. Each payment made pursuant to this Section 1 shall be paid by wire transfer of immediately available federal funds to such account(s) as Fenway may specify to the Company and Holdings in writing prior to such payment.

     2. TERM. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for a minimum of ten years; and thereafter for so long as Fenway (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1.a above; provided, however, that:

          a. any party may terminate this Agreement following a material breach of the terms of this Agreement by another party hereto and a failure to cure such breach within 30 days following written notice thereof;

          b. this Agreement shall terminate automatically upon the earliest date upon which the initial Investors (as defined in the Stockholders Agreement dated as of February 26, 1997 among Holdings and its initial stockholders) and their respective affiliates shall cease to retain the power to elect or cause the election of a majority of the board of directors of the Company or Holdings; and

          c.   each of (i) the obligations of the Company or Holdings under
               Section 3 below, (ii) any and all accrued and unpaid obligations of the Company or Holdings owed under Section 1 above and (iii) the provisions of Section 6 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

     3.   EXPENSES; INDEMNIFICATION.

          a. The Company and Holdings agree to pay on demand all expenses incurred by Fenway and Fenway Partners Capital Fund, L.P. (the "Fenway Fund") in connection with this Agreement, the Acquisition and such other transactions and all operations hereunder or otherwise incurred in connection with the Acquisition or the Company or Holdings, including but not limited to:

               (i) the fees and disbursements of: (1) Ropes & Gray, special counsel to Fenway and the Fenway Fund, (2) Ernst & Young, accountant to Fenway and the Fenway Fund, and (3) any other consultants or advisors retained by Fenway, the Fenway Fund or either of the parties identified in clauses (1) and (2) above arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Acquisition, the Senior Financing or the consummation of the other transactions contemplated thereby (and any

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

                    and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company, Holdings and any of their subsidiaries); and

               (ii) any out-of-pocket expenses incurred by Fenway in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company, Holdings or any of their affiliates.

          b. The Company and Holdings hereby agree to indemnify, exonerate and hold each of Fenway, and the Fenway Fund, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Acquisition, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of Seller, or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company and Holdings hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company, Holdings or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

     4. ASSIGNMENT, ETC. Neither party shall have the right to assign this Agreement; provided, however, that notwithstanding the foregoing prohibition, (a) Fenway may assign all or part of its rights and obligations hereunder to any affiliate of Fenway which provides services similar to those called for by this Agreement, in which event Fenway shall be released of all of its rights and obligations hereunder, and (b) the provisions hereof for the benefit of the Fenway Fund shall inure to the benefit of their successors and assigns.

     5. AMENDMENTS AND WAIVERS. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Fenway, Holdings and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

     6.   MISCELLANEOUS.

          a. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

          b. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to
               Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 8 does not constitute good and sufficient service of process. The provisions of this Section 6.b shall not restrict the ability of any party to enforce

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

               in any court any judgment obtained in a federal or state court of the State of New York.

          c. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 6.c constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

     7. MERGER/ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

     8. NOTICE. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

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

          If to the Company or Holdings, to it at:

               Robinson Plaza Three
               Suite 400
               Pittsburgh, PA  15205
               Attention:  Chief Executive Officer

          If to Fenway, to it at:

               Fenway Partners, Inc.
               152 West 57th Street
               New York, NY  10019
               Attention:  Andrea Geisser

               with a copy to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:  Lauren I. Norton

     9. SEVERABILITY. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

     10.  DISCLAIMER AND LIMITATION OF LIABILITY.

          a. Fenway makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder.

          b. In no event shall Fenway be liable to the Company, Holdings or any of their affiliates for any act, alleged act, omission or alleged omission on the part of Fenway that does not constitute gross negligence or willful misconduct.

          c. In anticipation that the Company, Holdings and Fenway (or one or more affiliates, associated investment funds or portfolio companies, or clients of

               Fenway) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this clause
               (c) are set forth to regulate, define and guide the conduct of certain affairs of the Company and Holdings as they may involve Fenway. Except as Fenway may otherwise agree in writing after the date hereof:

               (i) Fenway shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly:
                     (1) engage in the same or similar business activities or lines of business as the Company or Holdings, including those competing with the Company or Holdings, and (2) do business with any client or customer of the Company or Holdings;

               (ii) neither Fenway nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to the Company, Holdings or their affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

               (iii) in the event that Fenway acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, Holdings and Fenway or any other person, Fenway shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or Holdings and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, Holdings or their affiliates for breach of any duty (contractual or otherwise) by reason of the fact that Fenway directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or Holdings.

          d. In no event will any party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Fenway hereunder.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

                                   IRON AGE CORPORATION


                                   By  /s/ Keith McDonough
                                     _______________________________
                                     Name:  Keith McDonough
                                     Title: Executive Vice President, CFO


                                   IRON AGE HOLDINGS CORPORATION


                                   By  /s/ Andrea Geisser
                                     _______________________________
                                     Name:  Andrea Geisser
                                     Title: Vice President


                                   FENWAY PARTNERS, INC.


                                   By  /s/ Andrea Geisser
                                     _______________________________
                                     Name:  Andrea Geisser
                                     Title: Managing Director

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